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                                                                     Exhibit 2.2

                                    AGREEMENT


         THIS AGREEMENT ("Agreement") is entered into as of the 13th day of April 2001, by and among TIERNAN RADYNE COMSTREAM, INC., a Delaware corporation ("Lender"), TIERNAN COMMUNICATIONS, INC., a California corporation ("Borrower") and WESTAR CAPITAL II, LLC, a Delaware limited liability company ("Guarantor"). For present fair consideration, the receipt and sufficiency of which is hereby acknowledged, the parties confirm, represent, warrant and agree as follows:

1.       THE LOAN AND SECURITY DOCUMENTS.

         1.1 Loan. Lender, by way of assignment from VENTURE BANKING GROUP, a division of Cupertino National Bank ("Bank") is the owner and holder of loan and security documents, evidencing and securing a loan in the original principal amount of $4,500,000.00 (the "Loan") pursuant to that certain Loan and Security Agreement (the "Loan Agreement") dated as of March 27, 2000 between Bank and Borrower. The purpose of the Loan was to provide Borrower with an operating line of credit and a line of credit for the acquisition of equipment by Borrower. The Loan is evidenced and secured by the following documents, each dated on or about March 27, 2000:

               (a)  The Loan Agreement;

               (b) The Revolving Promissory Note in the maximum principal amount of $3,000,000.00 (the "Revolving Note")

               (c) The Equipment Promissory Note in the maximum principal amount of $1,500,000.00 (the "Equipment Note");

               (d) The Guaranteed Note in the maximum principal amount of $3,000,000.00;

               (e)  Warrants to Purchase Stock;

               (f)  Intellectual Property Security Agreement;

               (g) UCC-1 Financing Statement filed with the office of the California Secretary of State on April 24, 2000; Filing No. 0012360282; and

               (h)  The Unconditional Guaranty by Guarantor.

         1.2 Loan and Security Documents. All the documents described in Section
1.1 of this Agreement and all other documents or instruments executed, delivered or required by Lender in connection with the Loan or that secure payment of the Loan are hereinafter severally and collectively referred to as the "Loan and Security Documents."

         1.3 Priority and Enforceability of Liens. Borrower confirms and agrees that pursuant to the Loan and Security Documents, Lender holds valid, enforceable, properly perfected liens upon, security interests in, and assignments of, all assets of the Borrower wherever located,


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including, without limitation, all assets located at Borrower's principal place of business, 5751 Copley Drive, San Diego, California 92111 (the "Premises") and such property identified on Exhibit A attached hereto (collectively, the "Collateral"). All provisions of the Loan and Security Documents are hereby ratified and remain in full force and effect, except to the extent that they are expressly modified by this Agreement. Borrower acknowledges and agrees that there are no defenses, counterclaims, setoffs, recoupments, or other adverse claims or causes of action of any kind existing against Lender with respect to the Loan and Security Documents, including, without limitation, claims regarding the validity, perfection, priority and enforceability of the lien interests held by Lender pursuant to the Loan and Security Documents.

1.4 Amount of Indebtedness. The following amounts are due and owing to Lender under the Loan as of April 11, 2001: (i) unpaid principal of $4,578,012.21; and
(ii) accrued and unpaid interest on the principal balance equal to $92,410.16 (at the non-default rate); and (iii) any other late charges, fees, costs and expenses that may otherwise be due under the Loan; (iv) all other expenditures by Lender for the maintenance and/or preservation of the Collateral; and (v) such attorneys' fees and costs incurred by Lender in negotiating and drafting this Agreement, together with all other documents and instruments executed in connection herewith, and in enforcing and exercising its rights and remedies under the Loan and Security Documents.

         1.5 No Offsets. Borrower acknowledges and agrees that the sums described in Section 1.4 are due and owing to Lender, and that there are no defenses, counterclaims, setoffs, recoupments or other adverse claims or causes of action of any kind existing with respect to the foregoing amounts.

         1.6 Description of the Collateral. For purposes of this Agreement, the Collateral shall be deemed to include, without limitation, all assets described on Exhibit A and all of the following:

               (a) All equipment either owned or leased by Borrower, or in which Borrower otherwise has an interest (the "Equipment");

               (b) All leases and occupancy agreements affecting Borrower or Borrower's business (the "Leases");

               (c) All management, listing, service, construction maintenance, utility and other contracts and agreements with respect to the development, maintenance, construction and operation of the Collateral (the "Contracts"); and

               (d) All outstanding shares of all subsidiaries of Borrower, including, without limitation, Tiernan Communications, Ltd., a UK corporation, and Tiernan Communications, FSC, Inc., a foreign sales company established in Barbados.

2.       DEFAULTS UNDER LOAN AND SECURITY DOCUMENTS; STATUS OF LOAN.


         2.1 Defaults Under Loan. Various defaults have occurred and are continuing under the Loan and Security Documents, including, but not limited to, the following:


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               (a)  Failure to remit payments due and payable under the Loan;

               (b) Failure to pay interest accruing on the unpaid balance of the Loan at the default rate stated in the Loan and Security Documents until paid in full;

               (c) Failure of Borrower to maintain required financial covenants; and

               (d) Failure of Borrower to make the required payments under the Loan pursuant to Section 2.2 of the Loan Agreement as a result of the Loan being over advanced as a result of Borrower's failure, among other things, to maintain the necessary inventory and accounts receivable levels.

         2.2 Rights and Remedies. Under the provisions of the Loan and Security Documents, Lender is now entitled to exercise its rights and remedies as a secured creditor against the Collateral and as a creditor against the Borrower, against the Collateral and against Guarantor for the various events of default referred to in Section 2.1. Lender is entitled to declare and has declared all indebtedness under the Loan and Security Documents to be immediately due and payable, Lender is entitled to accrue interest thereon at the default interest rate provided in the Loan and Security Documents until paid in full, and Lender is entitled to commence foreclosure proceedings against all or any portion of the Collateral, and Lender is not obligated to advance additional funds under the Loan and Security Documents for any purpose whatsoever. Borrower and Guarantor hereby acknowledge that they have received written notice of the defaults described herein in accordance with the terms of the Loan and Security Documents and that all cure periods or grace periods provided therein have expired, and Borrower and Guarantor, and each of them, hereby waive any further notice with respect to such defaults.

3.       PURPOSE AND SCOPE OF THIS AGREEMENT.

         3.1 Purpose; Acknowledgment of Defaults. Borrower and Guarantor have requested that Lender enter into this Agreement, and Borrower and Guarantor acknowledges that they are receiving benefits and consideration from Lender as a result of the provisions of this Agreement. More specifically, this Agreement provides that: (a) Borrower and Guarantor will acknowledge, and hereby do acknowledge, the existing defaults outstanding under the Loan and Security Documents; (b) as provided herein, the indebtedness outstanding under the Loan and Security Documents shall be satisfied by the orderly conveyance of the Collateral by Borrower to Lender as provided in this Agreement; (c) Lender shall not seek to recover on the indebtedness under the Loan and Security Documents against the Borrower or Guarantor; and (d) Borrower and Guarantor will release Lender from all claims, all as set forth in this Agreement. Borrower and Guarantor acknowledge and agree that the conveyance of the Collateral provided herein and Lender's participation in such transactions is a legitimate exercise of Lender's participation in such transactions, is a legitimate exercise of Lender's rights and remedies as a secured creditor, and is a legitimate exercise of the business judgment of Borrower and Guarantor. Lender's participation in the transaction described in this Agreement is as a secured creditor, and not as a co-owner, partner, joint venturer, operator, insider, control entity, employer in fact or law, or as any other equity participant with Borrower, Guarantor, or any member, partner or shareholder thereof. Borrower and Guarantor acknowledge and agree that the value of the Collateral held by Lender as security for the Loan is substantially less than the amount of outstanding obligations


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under the Loan and will not generate any realizable equity for Borrower or any of Borrower's unsecured creditors. In this regard, Borrower has attempted to develop and market the Collateral and the business operation of Borrower but has been unable to sell the Collateral and the business operation of Borrower for an amount equal to or greater than the indebtedness under the Loan. Consequently, the Borrower and Guarantor have knowingly and voluntarily entered into this Agreement and represent that the provisions hereof set forth a reasonable manner to remedy the defaults existing under the Loan and Security Documents. Borrower and Guarantor, and each of them, further believe that, based on their business judgment and knowledge of and experience in Borrower's business and Borrower's industry, the value of the Collateral, together with all other consideration provided by the Borrower and Guarantor pursuant to this Agreement, does not exceed the outstanding indebtedness under the Loan, and acknowledge that Lender is entering into this Agreement in reliance upon this representation.

         3.2 Scope of Agreement. This Agreement does not attempt to settle, and will in no way affect, compromise, release, waive, settle, discharge or diminish any of the rights or remedies (i) of any individual or entity who is not a party to this Agreement, or (ii) involving any obligations, property, transactions or subject matter not included within this Agreement. It is the express intent and agreement of the parties hereto that there are no third-party beneficiaries of this Agreement.

         3.3 Execution of Agreement. This Agreement and the statements, representations and warranties contained herein shall be binding on each party as of the Effective Date hereof. The date first set forth in this Agreement shall be the "Effective Date." If for any reason this Agreement is not fully executed, made and entered into, any offer by Lender to accept a voluntary conveyance of the Collateral, or any part thereof, in partial or full satisfaction of Borrower's indebtedness to Lender or otherwise to forbear from foreclosure or to make any of the financial accommodations described herein will be terminated. Each party hereto shall at all times thereafter remain free to proceed, without further notice, to exercise all of its legal rights and remedies under the Loan and Security Documents, including, without limitation, foreclosure against the Collateral and/or collection litigation against Borrower and/or Guarantor and all other individuals or entities who may be liable for such obligations, in such order and in such manner as the parties hereto shall determine in their sole and absolute discretion.

         3.4 Resolution of Borrower and Guarantor. In order to close the transactions described herein, Lender requires the Borrower to agree to these resolutions (i) ratifying the transactions contemplated in this Agreement and
(ii) Borrower's authorization of David Auchterlonie (Borrower's President) and Bruce Thacher (Borrower's Chief Financial Officer) and Guarantor's authorization of Westar Capital Associates II, LLC (Guarantor's manager) (collectively and individually, the "Authorized Officers") to execute, deliver and perform this Agreement on behalf of the Borrower and Guarantor respectively. Therefore, it is hereby resolved, that this Agreement and the transactions contemplated therein are hereby ratified, approved and confirmed. Resolved, further, that the Authorized Officers, each acting alone, is hereby authorized to execute, deliver and perform the Agreement and the transactions contemplated therein on behalf of the Borrower and Guarantor respectively and such other instruments and documents as may be deemed necessary or convenient in the sole discretion of Authorized Officers to consummate the transactions contemplated herein; and that the authority given hereunder shall be deemed retroactive and any action authorized hereunder and performed


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prior to the passage of this resolution is hereby ratified, approved and confirmed. Resolved, further, that the Authorized Officers, acting alone, are each hereby authorized and empowered to execute on behalf of, and in the name of, the Borrower and Guarantor respectively, from time to time, any and all other instruments, documents, certificates and any additional documentation or agreements by Borrower or Guarantor with any affiliate of Lender, at the time of the closing or thereafter, as may be required and agreed upon between such officers or persons and Lender or which such officers or persons may deem expedient in carrying out the intents and purposes of the resolutions set forth herein.

4.       DELIVERY OF COLLATERAL AND SATISFACTION OF LOAN OBLIGATIONS

         4.1 Delivery of Collateral. Lender is authorized pursuant to Section 9503 of the California Commercial Code (the "Code") to take possession of the Collateral. On or before April 13, 2001, Borrower shall deliver Collateral, and Lender shall take possession of Collateral as follows:

               (a) Borrower shall assemble all of the Collateral at the Premises;

               (b) Lender is authorized to enter and take sole and exclusive possession of Borrower's Premises and the Collateral located at the Premises;

               (c) Borrower shall, and hereby does, surrender all rights of possession, control and occupancy of the Premises and Collateral and consents to Lender taking exclusive possession and control of the Premises and Collateral;

               (d) Lender is authorized to use, sale or otherwise dispose of the Collateral in any manner it deems appropriate in its sole and absolute discretion;

               (e) Lender is authorized to notify all creditors, vendors, suppliers, customers, Lessors and any other person that it is in possession of the Collateral and is exercising its rights and remedies as a secured Lender with respect to the Collateral; and

               (f) Lender is authorized to take such further and other action, and require Borrower to take such other and further action, and execute such other and further documents or instruments that Lender deems reasonably necessary to effect Lender taking possession of Collateral as provided for in this Section.

         4.2 Lender's Rights and Remedies as to Collateral. Lender may, in its sole and absolute discretion, exercise any and all of its rights with respect to the Collateral, including without limitation:

               (a) Notify any account debtor of Borrower or obligor to Borrower on any instrument to make payment directly to Lender or its designated representative.

               (b) Take control of all "Proceeds" as that term is defined in the Code.


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               (c)  Sell, lease or otherwise dispose of any of the Collateral pursuant to Section 9504 of the Code.

               (d) Accept Collateral as discharge of all obligations under the Loan and Loan and Security Documents pursuant to Section 9505 of the Code.

               (e) Borrower shall execute any further documents or instruments that Lender may deem reasonably necessary to give effect to any of its rights and remedies provided for herein, including without limitation, bills of sale, assignments or other instruments of transfer required by Lender or any third person.

         4.3 Borrower and Guarantor's Acknowledgement. Borrower and Guarantor each acknowledge and agree as follows:

               (a) Lender shall be, and is hereby, deemed to have acted in good faith and in a commercially reasonable manner with respect to exercising its rights and remedies in connection with the Collateral pursuant to this Agreement; and

               (b) The exercise of Lender's rights and remedies with respect to the Collateral as provided for in this Agreement or otherwise is not, nor shall be deemed to be, nor otherwise construed as, an assignment by Borrower or assumption by Lender of any liability of Borrower to any third person, including without limitation, any liability arising out of or related to any employment, management, service, or other contracts or agreements, equipment, vehicle, personal or real property leases, accounts payable, loan payables or any other debt or liability of any kind except as expressly set froth in Section 8.2.

         4.4 Borrower and Guarantor Waivers. Borrower and Guarantor each waive and renounce any and all rights, claims or defenses either has, or may have, known or unknown, with respect to the Collateral or Lender arising out of or relating to Lender's exercise of its rights and remedies with respect to the Collateral pursuant to this Agreement, including without limitation:

               (a) Any right to notice, written or otherwise, of the time and place of any public sale or of the time on or after which any private sale or other intended use, sale or other disposition of the Collateral is to be made, including without limitation, any notice required by Section 9504(3) of the Code.

               (b) Any rights to require the Collateral to be disposed of by Lender in any manner, including without limitation any right to require Lender to dispose of the Collateral in the manner prescribed by Section 9504 of the Code.

               (c) Any right to notice, written or otherwise, of Lender's intention to retain the Collateral, or any portion thereof, in full satisfaction of the obligations


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                    under the Loan and Loan and Security Documents, including
                    without limitation, any notice required by Section 9505(2) of the Code.

               (d) Any right to retake possession or redeem the Collateral or any portion thereof, including without limitation, any right to redeem pursuant to Section 9506 of the Code.

               (e) Any claims, rights or defenses that it has, or may have, against Lender, known or unknown, as a result of Lender's failure to comply with the provisions of Article 9 of the Code, including but not limited to, Section 9207, 9507 and Chapter 5 (Default) of Article 9.

         4.5 Full Satisfaction - Waiver of Deficiency. In consideration of Borrower's and Guarantor's waivers, renunciations and releases provided for in this Agreement, Lender hereby agrees to proceed against the Collateral only and that its exercise of its rights and remedies with respect to such Collateral shall be in full satisfaction of all of the obligations arising under the Loan and Loan and Security Documents and Lender waives any right to a deficiency claim against Borrower or Guarantor that it may otherwise have pursuant to the Loan, the Loan and Security Documents or federal or state law. Lender shall deliver to Guarantor the original Guaranty of Guarantor immediately upon the execution and delivery of this Agreement and upon such delivery, the Guaranty shall be deemed exonerated and of no further force or effect.

5.       REPRESENTATIONS AND WARRANTIES.

         5.1 Accuracy. Subject to the exceptions set forth in the attached Schedules, the warranties, matters and facts set forth in this Agreement, as pertaining to each party hereto, individually and collectively, are and will be true and correct as of the Effective Date of this Agreement and they are a material inducement to this Agreement. In particular, but without limitation, each and every fact herein stated relating to the defaults by Borrower, the lack of defenses thereto, the validity, enforceability, priority and perfection of the Loan and Security Documents and proper disbursement thereunder of the proceeds of the Loan, the amount of debt under the Loan as set forth herein, and each and every fact contained in any documents delivered contemporaneously with this Agreement or in connection with this Agreement is true, correct and complete. The representations and warranties contained in this Agreement shall survive delivery and possession of the Collateral to Lender and Lender's exercise of its rights and remedies with respect thereto pursuant to this Agreement.

         5.2 Specific Warranties. Borrower, and Guarantor, where applicable, but as to Guarantor only as to (a)-(d), (h) and (s), represent, warrant and covenant to Lender as follows:

               (a) Borrower is a duly organized and validly existing corporation under the laws of the State of California, is in good standing under the laws of the State of California, and Borrower and Guarantor each has the right, power and legal capacity to enter into, and to perform all acts required by, this Agreement.

               (b) Authorized Officers, and each of them are, and have been duly authorized by Borrower and Guarantor respectively, to execute, deliver and perform


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                    the Agreement and all obligations related thereto on behalf of Borrower and Guarantor respectively, and Borrower and Guarantor and all consents, authorizations and resolutions required by law or Borrower's and Guarantor's articles of incorporation, operating agreement or any other corporate or company formation and operating agreements, to enter into, and to perform all acts required by, this Agreement, have been obtained.

               (c) Neither Borrower nor Guarantor are prohibited or restricted from entering into or consummating the transactions contemplated by this Agreement by any agreement, law, regulation, restriction, order or judgment.

               (d) This Agreement and all other documents and instruments executed and delivered by Borrower and Guarantor in connection herewith are each valid and binding obligations of Borrower and Guarantor and are legally enforceable against each of them according to their terms.

               (e) To the best of Borrower's knowledge, without investigation thereof, other than as described in Schedule 5.2(e), the Collateral is in compliance with all laws, rules, regulations, ordinances, zoning ordinances, contingencies or stipulations in connection with existing zoning, fire or safety codes, life safety requirements, insurance requirements, covenants, conditions, restrictions, trademark, service mark, trade name registrations, agreements or rights applicable to the Collateral.

               (f) Other than as described in Schedule 5.2(f), no actions, suits, proceedings or investigations are pending or, to the best of Borrower's knowledge, threatened against or relating to the Collateral in any court or before any federal, state, municipal or other governmental department, agency, commission, board or bureau and neither Borrower nor Guarantor have any knowledge of any basis for, and have not received any notice with respect to, any such action, suit, proceeding or investigation.

               (g) Borrower is the absolute owner of the Collateral subject only to the Loan and Security Agreement and the equipment financing liens identified in Exhibit B hereto.

               (h) Borrower and Guarantor represent and warrant that the Collateral is free from liens, and encumbrances, other than the Loan and Security Documents and the equipment financing liens identified in Exhibit B hereto.

               (i) To the best of Borrower's knowledge, Borrower has complied with all local, state and federal laws, ordinances and regulations governing the contamination of air and water and storage and disposal of hazardous wastes and hazardous substances during its ownership and operation of the Premises and the Collateral. To the best of Borrower's knowledge, there has been no disposal on the Premises during Borrower's ownership of


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                    hazardous substances, wastes or materials as defined by
                    Section 101(14)(c) of the Comprehensive Environmental Response Compensation and Liability Act, the Federal Resource Conservation and Recovery Act and any other federal, state or local law, regulation or ordinance.

               (j) To the best of Borrower's knowledge, all insurance policies insuring the Premises and Collateral are in full force and effect and Borrower has not received any notice of violations pertaining thereto nor notice of any requirement that repairs by performed to the Premises and Collateral.

               (k) To the best of Borrower's knowledge, all sales, transaction privilege, public transportation, excise, personal property, if any, ad valorem, withholding, and similar taxes, and all local, state and/or federal income taxes due and owing as a result of or arising out of the ownership, lease or operation of the Collateral by Borrower have been paid in full.

               (l) To the best of Borrower's knowledge, Borrower has not conveyed or transferred its interest or ownership in the Contracts and Leases. The Leases and Contracts have not been modified or supplemented in any way, and constitute the entire agreement with the parties thereto. There are no understandings, inducements, representations, warranties, allowances, concessions or promises with respect to the Leases and Contracts. There are no claims, offsets, or rights of recoupment by any Lessor or any party under the Leases or Contracts.

               (m) To the best of Borrower's knowledge, any and all listing agreements related to the Collateral in whole or in part have been terminated. There are no fees, commissions or other charges related to any sale or lease of all or any part of the Collateral arising from any brokerage, listing or other agreement entered into by Borrower.

               (n) To the best of Borrower's knowledge, all licenses, permits and certificates with respect the Collateral and Borrower's right to use and operate the Collateral are in full force and effect.

               (o) To the best of Borrower's knowledge, Borrower has not misappropriated any insurance proceeds, condemnation proceeds, rents, security deposits or any other funds or amounts due Lender under the Loan and Security Documents.

               (p) To the best of Borrower's knowledge, there are no attachments, executions, assignments for the benefit of creditors, receiverships, or conservatorships which have been filed by, or are pending against Borrower or affecting the Collateral. There is no pending or threatened bankruptcy against Borrower nor does Borrower intend to file a bankruptcy proceeding in the foreseeable future.


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               (q)  This Agreement is executed voluntarily and not pursuant to any duress. The transfers and conveyances made to Lender pursuant to this Agreement are not intended to hinder, defraud, or delay any creditors of Borrower. The transfers and conveyances made to Lender are for fair consideration and are for reasonably equivalent and contemporaneous value.

               (r) Lender is not an insider of Borrower within the meaning of 11 U.S.C.Section101(31).

               (s) No matter released or discharged by this Agreement has been previously assigned or transferred to any other person or entity.

6.       RELEASES

         6.1 Full Release. Except for any obligations expressly set forth in this Agreement, Borrower and Guarantor the parties hereby fully, finally and completely release and discharge Lender, along with Lender's respective representatives, agents, officers, employees, shareholders, parent companies, affiliates, subsidiaries, partners, successors, assigns, accountants and attorneys, from any and all claims, rights, causes of action, liens, debts, liabilities, demands, agreements, damages or injuries of any nature or sort, known or unknown, liquidated or unliquidated, contingent or fixed, past, present, or future, including without limitation, those based on, arising out of, incidental to, in connection with, or related to the Loan, the Loan and Security Documents and the performance and administration thereof by Lender.

         6.2 Intent of the Parties. It is the intention of Borrower and Guarantor that this Agreement shall be effective as a full and final accord and satisfactory release of each and every matter specifically and generally referred to in the above paragraph. Borrower and Guarantor each acknowledge and represent that they have been advised by independent legal counsel with respect to the agreements contained herein and with respect to the provisions of California Civil Code Section 1542, which provides as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."

The parties, being aware of said code section, expressly waive any and all rights they may have thereunder, as well as under any other statute or common law principle of similar effect, with respect to any of the matters released herein. The Agreement shall act as a release of all included claims, rights and causes of action, whether such claims are currently known, unknown, foreseen or unforeseen and regardless of any present lack of knowledge as to such claims. The parties understand and acknowledge the significance and consequence of this waiver of California Civil Code Section 1542, and hereby assume full responsibility for any injuries, damages, losses or liabilities released herein.

         6.3 Recourse Obligations. Notwithstanding any release of Borrower or Guarantor by Lender or Lender's waiver of its deficiency rights pursuant to this Agreement, Lender shall have


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full recourse against Borrower or Guarantor for any damages suffered by Lender as a result of (a) as to Borrower, for fraud or intentional or negligent misrepresentation by Borrower of any material facts, representations or warranty set forth in this Agreement upon which Lender has relied to its detriment, (b) as to Guarantor, a breach of 5.2(a)-(d), (h) or (s), (c) as to Borrower, any environmental liability of Lender resulting from its taking possession of the Collateral, entering the Premises, or exercising its rights and remedies with respect to the Collateral which is a result of an environmental or other hazardous condition that existed as of the Effective Date, or (d) if the Collateral, or any portion thereof, is rescinded or must otherwise be returned by Lender for any reason, including without limitation, any transfers or payments determined to be voidable transfers under the bankruptcy laws or under any other state laws (with or without an interest charge). Notwithstanding the foregoing, the maximum liability hereunder as to Guarantor is $3,000,000.00 and all such liability expires on October 13, 2002.

7.       CLOSING CONDITIONS.

         Lender shall have no obligation to perform any of its obligations hereunder unless and until the following requirements are met to Lender's satisfaction:

         7.1 Documents. Borrower and Guarantor shall have executed (or obtained the execution of) and delivered to Lender this Agreement and such other documents and instruments as Lender may reasonably request in connection with this Agreement, including the Sale and Assignment of Loan Agreement and Consent of Borrower and Guarantor.

         7.2 Original Books and Records. Borrower shall have delivered to Lender all original books and records pertaining to the development and maintenance of the Collateral by Borrower, including, without limitation, all ledgers, account records, tenant lists, promotional records and files, all original Leases, Contracts, and documents evidencing or pertaining to the Collateral.

         7.3 Representations and Warranties. All representations and warranties made by Borrower and Guarantor shall be true and correct.

         7.4 Performance. Borrower and Guarantor shall have performed all of their obligations under this Agreement.

         7.5 Documents. All documents and instruments executed, delivered or required by Lender hereunder shall be in form and content acceptable to Lender.

8.       MISCELLANEOUS.

         8.1 Further Documents and Performance. Borrower and Guarantor promise and agree to provide continued cooperation to Lender and each other and to cause all entities which they control or with which they are affiliated to provide their cooperation in effectuating the terms of this Agreement, and to execute or cause to be executed further documents and perform or cause to be performed acts pursuant hereto and to respond in any reasonable manner to any request by Lender to effectuate the terms of this Agreement. Borrower and Guarantor each agrees to do nothing to enjoin, disrupt, contest, impede or avoid the timely performance of the terms of this Agreement.

         8.2 Employees of Borrower. Borrower and Guarantor acknowledge and agree that Lender may elect to employ any or all of the individuals who previously were employed at, or in connection with the Borrower's business, but Lender shall not be obligated to continue any such employment; provided, however, Lender shall assume accrued but unpaid and earned vacation time of officers and employees of Borrower in an amount not to exceed $220,000 in the aggregate.

         8.3 Attorneys' Fees. In any action at law or other proceeding to enforce any of the terms, covenants or conditions of this Agreement, the prevailing party's reasonable attorneys' fees and costs shall be paid by the non-prevailing party. The amount of reasonable attorneys' fees and costs in any such litigation shall be determined by court and not by a jury.

         8.4 Notices. All notices and communications provided for herein or given in connection herewith shall be in writing and may be delivered in person or sent by certified or registered United States mail, postage prepaid, by delivery service or by facsimile transmission to:

         Lender at:

         3138 E. Elwood Street
         Phoenix, Arizona  85034
         Attn:  Garry D. Kline
         Fax No.: (602) 437-4811

         With a copy to:

         Snell & Wilmer L.L.P.
         One Arizona Center
         400 East Van Buren
         Phoenix,  Arizona  85004-2202
         Attn:  Steve Pidgeon, Esq.
         Fax No.:  602 382 6070

         Borrower:

         5751 Copley Drive
         San Diego, California  92111
         Attn:  Steve Bonica
         Fax No.:  (858) 587-0257

         With a copy to:

         McDermott, Will & Emery
         18191 Von Karman Avenue, Suite 500
         Irvine, California  92612-0187
         Attn:  John B. Miles, Esq.
         Fax No.:  (949) 851-9348

         Guarantor:

         Westar Capital II, LLC
         949 South Coast Drive, Suite 650
         Costa Mesa, California  92626
         Attn:  Michel Glouchevitch
         Fax No.:  (714) 481-5166

         With copy to:

         O'Melveny & Myers, LLP
         610 Newport Center Drive
         Newport Beach, CA  92660-6429
         Attn:  Jay Herron, Esq.
         Fax No:  (949) 823-6994

or to such other addresses as any party may from time to time designate in writing and deliver in the manner set forth above. Notices shall become effective upon the earliest of the following (i) actual receipt by that party;
(ii) personal delivery by delivery service to the designated address of that party; or (iii) forty-eight (48) hours after deposit in the United States mail addressed as set forth above.

         8.5 Complete Agreement. This Agreement and the exhibits attached hereto and the additional written agreements described herein set forth the entire and exclusive agreement and understanding between and among the parties hereto pertaining to the subject matter hereof and completely integrate in writing all negotiations, discussions, understandings, and agreements of every kind and character between and among the parties. This Agreement expressly and unambiguously states, in its written terms and within its four corners, all of the reasonable expectations of the parties hereto. Each party confirms and agrees that he, she or it has executed this Agreement solely for the purposes expressly stated herein, and not in reliance upon any other oral or written agreement, promise, representation or warranty, or upon any belief as to any fact not expressly recited herein. Subject to the rights of Lender as set forth in this Agreement, this Agreement may not be rescinded, canceled, terminated, supplemented, amended or modified in any way whatsoever without the prior written consent of all parties to this Agreement.

         8.6 Successors and Assigns. This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, devisees, personal representatives, agents, employees and servants; provided, however, Borrower and Guarantor shall not have the right to assign, either voluntarily or by operation of law, all or any portion of their rights or to delegate all or any portion of their duties under this Agreement.

         8.7 Sole Discretion. All rights, powers and remedies granted to Lender herein, or otherwise available to Lender, are for the sole benefit and protection of Lender, and Lender may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if, under the terms hereof, Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives, at its option and in its sole and absolute discretion.

         8.8 Captions. The headings or captions in this Agreement are for convenience and reference only and do not control or affect the meaning or construction of any of the provisions hereof.

         8.9 Further Documents. Lender and the members of the Borrower Group shall execute and deliver all such documents and perform all such acts as reasonably requested by the other party from time to time to carry out the matters contemplated by this Agreement.

         8.10 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF CALIFORNIA.

         8.11 Time of Essence; Time for Performance. Time is of the essence with regard to each provision of this Agreement.

         8.12 Power of Attorney. Borrower hereby irrevocably appoints Lender, as the true and lawful attorney of Borrower with full power of substitution for and on behalf of Borrower, and in its name to carry out the terms of this Agreement and to take any action to preserve, maintain, protect or enforce the rights and interests of Borrower with respect to the Collateral, including, without limitation, to (a) enforce, cure any default or otherwise act with respect to any Contracts, or any other agreements pertaining to or affecting any of the Collateral; (b) take all such action and to execute all such documents as Lender deems necessary or desirable to operate or preserve or protect the Collateral; and (c) sue for, demand or collect any sums owing to Borrower with respect to the Collateral. The power so vested in Lender is one coupled with an interest and will be irrevocable, except by written instrument executed Lender and Borrower. Notwithstanding the foregoing, Lender is under no obligation to exercise any of the foregoing rights or take any action necessary to preserve any right in any Collateral against any other person, and Lender, to the extent permitted herein or by applicable law, may exercise any of the foregoing rights without incurring any responsibility or liability to Borrower or any other person and without in any way affecting this Agreement or any other obligations of Borrower to Lender.

         8.13 JURY WAIVER. LENDER, BORROWER, AND GUARANTOR HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN ANY OF THEM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THIS AGREEMENT.

         8.14 Financial Statements. Borrower will cooperate with Lender and provide all necessary information to Lender to enable Lender to obtain audited financial statements in compliance with all Securities and Exchange Commission requirements, including without limitation, Regulation S-X, within forty-five
(45) days of the Effective Date.

         8.15 No Liability. Nothing herein is intended to create personal liability on behalf of any officer, director, shareholder, or agent of Borrower or Guarantor.

         8.16 Access. Lender agrees to cooperate in all reasonable respects subsequent to the date hereof in providing Borrower and Guarantor access to all records of the Company; provided, that request for access is given in writing in advance, and that such access shall be during normal business hours, without disrupting the operations of Lender, and shall be conducted at Borrower's or Guarantor's sole cost and expense. Such access may be supervised by Lender, no originals are to be removed and all copies are subject to Lender's prior approval, which approval shall not be unreasonably delayed or withheld.

         8.17 Exhibits. All exhibits attached to this Agreement are incorporated herein by this reference.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date first above mentioned.

                "LENDER"

                TIERNAN RADYNE COMSTREAM, INC., a Delaware corporation

                By:
                         -----------------------------------------------------
                Name:
                         -----------------------------------------------------
                Title:
                         -----------------------------------------------------


                "BORROWER"

                TIERNAN COMMUNICATIONS, INC., a California corporation


                By:
                         -----------------------------------------------------
                Name:
                         -----------------------------------------------------
                Title:
                         -----------------------------------------------------


                By:
                         -----------------------------------------------------
                Name:
                         -----------------------------------------------------
                Title:
                         -----------------------------------------------------


                "GUARANTOR"

                WESTAR CAPITAL II, LLC,
                a Delaware limited liability company

                By:      Westar Capital Associates II, LLC,
                          its manager


                 By:
                          --------------------------------------------
                 Name:
                          --------------------------------------------
                 Title:
                          --------------------------------------------

                                LIST OF EXHIBITS

Exhibit "A"    List of Collateral described in Loan and Security Agreements

Exhibit "B"    Equipment Financing Liens

                                    EXHIBIT A

             COLLATERAL AS DESCRIBED IN LOAN AND SECURITY AGREEMENTS

                                    EXHIBIT B

                            EQUIPMENT FINANCING LIENS